Registration No. 333-264388

Filed Pursuant to Rule 433

Dated October 20, 2023

LEARN MORE±3X FANG & INNOVATION ETNs. Target your trading power with ±3X $BULZ $BERZ exchange traded notes. Now trading!FANG & Innovation | Google Discovery Ads 1200x628 Version 1card 2card 3card 4card 5LEARN MORE button for all Discovery ads will take users to https://microsectors.com/fang-innovation/

card 2card 3card 4card 5LEARN MOREFANG & Innovation | Google Discovery Ads 1200x628 Version 2±3X $BULZ $BERZ ETNs. Trading now: daily reset ±3X $BULZ $BERZ exchange traded notes.LEARN MORE button for all Discovery ads will take users to https://microsectors.com/fang-innovation/

card 2card 3card 4card 5LEARN MOREFANG & Innovation | Google Discovery Ads 1200x628 Version 3±3X FANG & INNOVATION ETNs. ±3X FANG & INNOVATION ETNs trading now.LEARN MORE button for all Discovery ads will take users to https://microsectors.com/fang-innovation/

FANG & Innovation | Native Ads* 1200x627Version 1Version 2Version 3$BULZ $BERZ.Target your trading power with ±3X FANG & INNOVATION ETNs. Now trading! microsectors.com/fang-innovation$BULZ $BERZ.±3X FANG & INNOVATION ETNs. Now trading!microsectors.com/fang-innovation$BULZ $BERZ.±3X FANG & INNOVATION ETNs now trading! Target your trading power. microsectors.com/fang-innovationMicroSectorsTM by REX SharesMicroSectorsTM by REX SharesMicroSectorsTM by REX Shares* DV360 shown here & LinkedIn Static ads use the same creativeLearn moreLearn moreLearn more

FANG | Display ad 300 x 250px | Benzinga | Version 1frame 1frame 1 - text changeframe 1 - text changeframe 4frame 5URL for all display ads CTAs:https://microsectors.com/fang-innovationBank of Montreal, the issuer of ETNs, has filed a registration statement (including a pricing supplement, a product supplement, a prospectus supplement and a prospectus) with the Securities and Exchange Commission (the "SEC") about each offering to which this free writing prospectus relates. Please read those documents and the other documents relating to this offering that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and this offering. These documents may be obtained without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Bank of Montreal, any agent or any dealer participating in this offering will arrange to send the applicable pricing supplement, product supplement, prospectus supplement and prospectus if you so request by calling toll-free at 1-877-369-5412.frame 2frame 3±3X FANG & INNOVATION EXCHANGE TRADED NOTES$BULZ $BERZ NOW TRADING 3X TECH3X LEVERAGE3X POTENTIAL

FANG | Display ad 300 x 250px | Benzinga | Version 2frame 1frame 2frame 3frame 4frame 5TRADE BIG TECH$BULZ $BERZ NOW TRADING ±3X FANG & INNOVATION EXCHANGE TRADED NOTESURL for all display ads CTAs:https://microsectors.com/fang-innovationBank of Montreal, the issuer of ETNs, has filed a registration statement (including a pricing supplement, a product supplement, a prospectus supplement and a prospectus) with the Securities and Exchange Commission (the "SEC") about each offering to which this free writing prospectus relates. Please read those documents and the other documents relating to this offering that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and this offering. These documents may be obtained without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Bank of Montreal, any agent or any dealer participating in this offering will arrange to send the applicable pricing supplement, product supplement, prospectus supplement and prospectus if you so request by calling toll-free at 1-877-369-5412.

FANG | Display ad 300 x 250px | Benzinga | Version 3frame 1frame 2frame 3frame 4frame 5URL for all display ads CTAs:https://microsectors.com/fang-innovation15 TECH STOCKS 1 INNOVATIVE INDEX $BULZ $BERZ NOW TRADING ±3X FANG & INNOVATION EXCHANGE TRADED NOTESBank of Montreal, the issuer of ETNs, has filed a registration statement (including a pricing supplement, a product supplement, a prospectus supplement and a prospectus) with the Securities and Exchange Commission (the "SEC") about each offering to which this free writing prospectus relates. Please read those documents and the other documents relating to this offering that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and this offering. These documents may be obtained without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Bank of Montreal, any agent or any dealer participating in this offering will arrange to send the applicable pricing supplement, product supplement, prospectus supplement and prospectus if you so request by calling toll-free at 1-877-369-5412.

FANG | LinkedIn Video posts | 1200 x 1200px | Version 1 NOTE: Same animation as display ads.frame 1frame 1 - text changeframe 1 - text changeframe 4frame 5frame 2frame 3Body (150 cc max/137 cc below)Traders, find out more about ±3X FANG & INNOVATION exchange traded notes from Microsectors. $BULZ $BERZ trading now.Headline (70 cc max/70 cc below)Target Your Trading Power CTA (15 c max) Learn moreURL https://microsectors.com/fang-innovation$BULZ $BERZ NOW TRADING Bank of Montreal, the issuer of ETNs, has filed a registration statement (including a pricing supplement, a product supplement, a prospectus supplement and a prospectus) with the Securities and Exchange Commission (the "SEC") about each offering to which this free writing prospectus relates. Please read those documents and the other documents relating to this offering that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and this offering. These documents may be obtained without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Bank of Montreal, any agent or any dealer participating in this offering will arrange to send the applicable pricing supplement, product supplement, prospectus supplement and prospectus if you so request by calling toll-free at 1-877-369-5412.3X TECH3X LEVERAGE3X POTENTIAL ±3X FANG & INNOVATION EXCHANGE TRADED NOTES

FANG | LinkedIn Video posts | 1200 x 1200px | Version 2 NOTE: Same animation as display ads.frame 1frame 2frame 3frame 6frame 5Body (150 cc max/89 cc below)±3X FANG & INNOVATION exchange traded notes from Microsectors. $BULZ $BERZ trading now! Headline (70 cc max/70 cc below)Target Your Trading Power CTA (15 c max) Now tradingURL https://microsectors.com/fang-innovationBank of Montreal, the issuer of ETNs, has filed a registration statement (including a pricing supplement, a product supplement, a prospectus supplement and a prospectus) with the Securities and Exchange Commission (the "SEC") about each offering to which this free writing prospectus relates. Please read those documents and the other documents relating to this offering that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and this offering. These documents may be obtained without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Bank of Montreal, any agent or any dealer participating in this offering will arrange to send the applicable pricing supplement, product supplement, prospectus supplement and prospectus if you so request by calling toll-free at 1-877-369-5412.TRADE BIG TECH±3X FANG & INNOVATION EXCHANGE TRADED NOTES$BULZ $BERZ NOW TRADING

FANG | LinkedIn Video posts | 1200 x 1200px | Version 3 NOTE: Same animation as display ads.frame 1frame 2frame 3frame 6frame 5Body (150 cc max/89 cc below)Traders, learn more about ± FANG & INNOVATION exchange traded notes from Microsectors. $BULZ $BERZ. Headline (70 cc max/70 cc below)Target Your Trading Power CTA (15 c max) Learn moreURL https://microsectors.com/fang-innovationBank of Montreal, the issuer of ETNs, has filed a registration statement (including a pricing supplement, a product supplement, a prospectus supplement and a prospectus) with the Securities and Exchange Commission (the "SEC") about each offering to which this free writing prospectus relates. Please read those documents and the other documents relating to this offering that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and this offering. These documents may be obtained without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Bank of Montreal, any agent or any dealer participating in this offering will arrange to send the applicable pricing supplement, product supplement, prospectus supplement and prospectus if you so request by calling toll-free at 1-877-369-5412.15 TECH STOCKS 1 INNOVATIVE INDEX ±3X FANG & INNOVATION EXCHANGE TRADED NOTES$BULZ $BERZ NOW TRADING

Sourced Image options for FANG & Innovation